DALE MATHESON
CARR-HILTON LABONTE LLP
DMCL CHARTERED ACCOUNTANTS

Partnership of:
Vancouver: Robert J. Burkart, Inc. | James F. Carr-Hilton Ltd. | Kenneth P. Chong Inc. | Alvin F. Dale Ltd. | Barry S. Hartley, Inc. | Reginald J. LaBonte Ltd. | Robert J. Matheson, Inc. | Rakesh I. Patel Inc.
South Surrey: Michael K. Braun Inc. | Peter J. Donaldson, Inc.
Port Coquitlam: Wilfred A. Jacobson Inc. | Fraser G. Ross, Ltd. | Brian A. Shaw Inc.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form 20-F (File No. 000-52326, as amended) of our report dated June 16, 2006 relating to the consolidated financial statements of Hard Creek Nickel Corp. as of December 31, 2005 and 2004 and for the years ended December 31, 2005, 2004 and 2003 which appears in Hard Creek Nickel Corp.'s Annual Report in Form 20-F for the year ended December 31, 2005.

DMCL

DALE MATHESON CARR-HILTON LABONTE LLP
Chartered Accountants

Vancouver, Canada
April 4, 2007

Vancouver — Suite 1500 - 1140 West Pender Street, Vancouver, B.C., Canada V6E 4G1, Tel: 604 687 4747 • Fax: 604 689 2778 - Main Reception
South Surrey — Suite 301 - 1656 Martin Drive, White Rock, B.C., Canada V4A 6E7, Tel: 604 531 1154 • Fax: 604 538 2613
Port Coquitlam — Suite 700 - 2755 Lougheed Highway, Port Coquitlam, B.C., Canada V3B 5Y9, Tel: 604 941 8266 • Fax: 604 941 0971